UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement.
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY
RULE 14A-6(E)(2)).
[ ] Definitive Proxy Statement.
[X] Definitive Additional Materials.
[ ] Soliciting Material Pursuant to ss.240.14a-12.

MADISON COVERED CALL & EQUITY STRATEGY FUND
MADISON STRATEGIC SECTOR PREMIUM FUND
(Names of Registrant As Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

[X] No Fee Required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

The Madison Covered Call & Equity Strategy Fund (MCN) and the Madison Strategic Sector Premium Fund (MSP) (together the “Funds”) have filed a definitive proxy statement and an accompanying WHITE proxy card to be used to solicit votes FOR  the proposed Agreement and Plan of Reorganization between MSP and MCN and the transactions contemplated thereby, including the merger of MSP with and into MCN at the 2017 Special Meeting of Shareholders of MSP, scheduled to be held on August 18, 2017, or any postponements or adjournments thereof.

MSP and MCN have also filed a definitive proxy statement and an accompanying WHITE proxy card with the U.S. Securities and Exchange Commission to be used to solicit votes FOR the election of the Trustee nominees nominated and supported by the Funds and their Boards and AGAINST Proposals 2 and 3 (as are fully described in the definitive proxy statement) at the 2017 Annual Meeting of Shareholders of MSP, scheduled to be held on August 22, 2017, or any postponements or adjournments thereof.

Item 1.
The presentation the Funds made to Institutional Shareholder Services on July 24, 2017 is on the attached Exhibit and was also posted to the Funds’ website at www.madisonfunds.com/mcnproxy and www.madisonfunds.com/mspproxy